UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report:  November 1, 2017

Real Industry, Inc.

Delaware	001-08007	46-3783818
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17 State Street, Suite 3811 New York, NY 10004
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (805) 435-1255

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Amended and Restated Rights Agreement

On November 1, 2017 and effective as of November 2, 2017, the Board of Directors (the “Board”) of Real Industry, Inc. (the “Company”) amended and restated its Stockholder Rights Agreement, dated October 23, 2007, as amended thereafter (the “Original Rights Agreement”), which was to expire by its terms on November 2, 2017 (such amendment and restatement, the “Amended and Restated Rights Agreement”).  The Amended and Restated Rights Agreement is meant to limit accumulations of the Company’s common stock (the “Common Stock”) of five percent (5%) or more of the Company’s outstanding Common Stock without Board approval for the continued protection of the Company’s valuable net operating losses for income tax purposes (“NOLs”). In addition to the protections of the Company’s amended and restated bylaws, the ownership restrictions under the Amended and Restated Rights Agreement assist the Company in averting an “ownership change” within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”) and related regulations, and thereby preserve the Company’s ability to utilize such NOLs. The Amended and Restated Agreement extends the expiration of the rights under the Original Agreement and to make other updates and revisions to the Original Agreement.

The Company plans to submit the Amended and Restated Rights Agreement to its stockholders for ratification at the next annual meeting of stockholders.

The Original Rights Agreement provided for a dividend distribution on November 2, 2007 (the “Record Date”) of one (1) preferred share purchase right (a “Right”) for each outstanding share of the Company’s common stock (the “Common Stock”), to the Company’s stockholders of record at the close of business on Record Date.  On or around October 1, 2013, the Company effected a 1-for-10 reverse stock split of its Common Stock (the “Reverse Split”), and following such Reverse Split, ten (10) Rights attach to each share of Common Stock. Each Right entitles its registered holder to purchase from the Company one one-thousandth of a share (a “Unit”) of a series of the Company’s preferred stock designated as Series A Junior Participating Preferred Stock (“Preferred Stock”) at a price of $0.35 per one one-thousandth of a share (the “Purchase Price”), subject to adjustment for stock splits and other adjustments.

The Rights are attached to all shares of Common Stock and, initially, no separate certificates evidencing the Rights (as further described in the Amended and Restated Rights Agreement, a “Rights Certificate”) are distributed. Subject to certain exceptions specified in the Amended and Restated Rights Agreement, the Rights will separate from the Common Stock and a “Distribution Date” will occur upon the earlier of (i) 10 business days following a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired beneficial ownership of 5% or more of the outstanding shares of Common Stock (the date of such announcement, the “Stock Acquisition Date”) or (ii) 10 business days (or such later date as the Board shall determine) following the commencement of a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person. However, no Distribution Date will occur unless, within either of the ten business day periods (or such later date) specified in clauses (i) and (ii) above, the Board has affirmatively determined that a Distribution Date will occur at the end of such applicable ten business day (or later) period.

Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates (or, if uncertificated, by the book entry account that evidences record ownership of such shares) and will be transferred with and only with such Common Stock, (ii) new Common Stock issued after the Record Date contain, and will contain, a legend or notation incorporating the Amended and Restated Rights Agreement by reference and (iii) the transfer of any share of Common Stock will also constitute the transfer of the Rights associated with such share of Common Stock. As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

The Rights are not exercisable until the Distribution Date and will expire at 5:00 P.M. (New York City time) on November 2, 2020, unless such date is extended or the Rights are earlier redeemed or exchanged by the Company as described below.

The definition of Acquiring Person contained in the Amended and Restated Rights Agreement contains several exemptions, including for (i) the Company or any of its subsidiaries, (ii) any employee benefit plan of the Company or any subsidiary, or any person or entity organized by the Company for any such plan, (iii) any person who becomes the beneficial owner of 5% or more of the outstanding Common Stock as a result of a reduction in the number of shares of Common Stock by the Company, unless such person, after becoming aware that such person has become the beneficial owner of such percentage of shares of Common Stock, acquires beneficial ownership of any additional shares of Common Stock, (iv) any person who beneficially owns 5% or more of the Common Stock on the date of the Amended and Restated Rights Agreement, unless and until such person and its affiliates and associates acquire any additional shares of Common Stock or such person decreases its percentage ownership below 5% of the Common Stock then outstanding, or (v) any such person who has reported or is required to report such ownership (but less than 10%) on Schedule 13G or Schedule 13D under the Securities Exchange Act of 1934, as amended, which Schedule 13D does not state any intention to or reserve the right to control or influence the management or policies of the Company, and who, upon request, certifies to the Company that such person acquired Common Stock in excess of 4.9% inadvertently or without knowledge of the terms of the Rights and who or which, together with all affiliates and associates, disposes of Common Stock so that it, together with all affiliates and associates, is no longer the beneficial owner of 5% or more of the outstanding Common Stock. No person shall be an Acquiring Person unless the Board of Directors of the Company affirmatively determines, within 10 business days after such person otherwise meets the requirements of the definition of Acquiring Person, that such person is an Acquiring Person.

In the event that a person becomes an Acquiring Person, (i) each holder of a Right will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right and (ii) all Rights that are, or (under certain circumstances specified in the Amended and Restated Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void. However, Rights are not exercisable following the occurrence of the event set forth above until the Rights are no longer redeemable by the Company as described below.

For example, upon a triggering event for the Rights, a holder of 1,000 shares of Common Stock who is not an Acquiring Person (or certain related party) would have an aggregate 10,000 Rights to purchase that number of shares of Common Stock (or other consideration, as noted above) that is twice such holder’s aggregate $3,500 exercise price (based on a current per Right exercise price of $0.35). Therefore, such holder could purchase $7,000 worth of Common Stock, which, assuming that the Common Stock had a per share value of $1.75 at the time of such purchase, would entitle the holder to purchase 4,000 shares of Common Stock for $3,500.

In the event that, at any time following the date that an Acquiring Person is publicly announced, (i) the Company engages in a merger or other business combination transaction in which (a) the Company is not the surviving corporation or (b) the Company is the surviving corporation and the Common Stock of the Company is changed or exchanged, or (ii) 50% or more of the Company’s assets, cash flow or earning power is sold or transferred, each holder of a Right (except Rights which have previously been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right.

At any time after a person becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Common Stock, the Board may exchange the Rights (other than Rights owned by such person or group that have become void), in whole or in part, at an exchange ratio of one share of Common Stock, or one one-thousandth of a share of Preferred Stock (or of a share of a class or series of the Company’s preferred stock having equivalent rights, preferences and privileges), per 10 Rights (subject to adjustment as described below).

The Purchase Price payable, and the number of Units of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional Units will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

At any time until 10 business days following the date on which an Acquiring Person is publicly announced, the Company may redeem the Rights in whole, but not in part, at a price of $0.0001 per Right, referred to as the “Redemption Price” (payable in cash, Common Stock or other consideration deemed appropriate by the Board). Immediately upon the action of the Board ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price. However, the Rights generally may not be redeemed for a period of 180 days following a change in a majority of the Board as a result of a proxy contest.

Until a Right is exercised, its holder will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income if the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company or in the event of the redemption of the Rights as set forth above.

Any of the provisions of the Amended and Restated Rights Agreement may be amended by the Board prior to the Distribution Date. After the Distribution Date, the provisions of the Amended and Restated Rights Agreement may be amended by the Board in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights, or to shorten or lengthen any time period under the Amended and Restated Rights Agreement. The foregoing notwithstanding, no amendment may be made at such time as the Rights are not redeemable.

Following the Distribution Date and prior to the expiration or redemption of the Rights, the Company has, and may continue to, issue Rights when it issues Common Stock only if the Board deems it to be necessary or appropriate, or in connection with the issuance of shares of Common Stock pursuant to the exercise of stock options or under employee plans or upon the exercise, conversion or exchange of certain securities of the Company. The Company has initially reserved 665,000 shares of Preferred Stock for issuance upon exercise of the Rights.

The Rights may have certain anti-takeover effects. The Rights may cause substantial dilution to a person or group that attempts to acquire the Company in a manner which causes the Rights to become exercisable. The Company believes, however, that the Rights should not affect any prospective offeror willing to make an offer at a price that is fair and otherwise in the best interest of the Company and its stockholders. The Rights should not interfere with any merger or other business combination approved by the Board since (i) the Rights will not become exercisable unless the Board affirmatively determines that a Distribution Date shall occur and (ii) the Board may, at its option, at any time until ten business days following the date on which an Acquiring Person is publicly announced, redeem the then outstanding Rights at the Redemption Price or take other action to exempt such a transaction under the Amended and Restated Rights Agreement.

The Amended and Restated Rights Agreement, dated as of November 2, 2017, between the Company and Computershare Inc., as Rights Agent, specifying the terms of the Rights, is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The foregoing description of the Rights and the Amended and Restated Rights Agreement is qualified in its entirety by reference to such exhibit.

Form of Indemnification Agreement

On November 1, 2017, the Board approved and adopted a new form of Indemnification Agreement (the “Form of Indemnification Agreement”) in order to make updates based on current best practices and to reflect its 2014 re-domicile in Delaware. Under the terms of the Form of Indemnification Agreement, the Company, among other things, will indemnify each director and officer for certain losses or expenses including attorneys’ fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding (other than certain proceedings against the Company or securities laws claims), including any action by or in the Company’s right, arising out of the person’s services as the Company’s director or officer or any other company or enterprise, including the Company’s subsidiaries, to which the person provides services at the Company’s request.  The Company intends to enter into the Form of Indemnification Agreement with each of its directors and officers.

The foregoing description of the Form of Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the Form of Indemnification Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference, and replaces the form of Indemnification Agreement previously filed as Exhibit 10.7 to the Form 8-K filed by the Company on June 11, 2010.

Item 3.03 Material Modification to Rights of Security Holders

The information disclosed under Item 1.01 above is incorporated by reference herein.

Following the issuance of the Preferred Stock upon exercise of the Rights and as more fully described in the Amended and Restated Rights Agreement, the ability of the Company to pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment on the Common Stock or any other class or series of stock of the Company ranking junior to the Preferred Stock and on any other class or series of stock of the Company ranking on a parity with the Preferred Stock, will be subject to certain restrictions in the event that dividends or distributions payable on the Preferred Stock are in arrears.

Item 9.01 Financial Statements and Exhibits

(d) EXHIBITS.  The following exhibits are filed herewith:

Exhibit 4.1Amended and Restated Rights Agreement dated as of November 2, 2017, between Real Industry, Inc. and Computershare Inc.

Exhibit 10.1Form of Indemnification Agreement.

EXHIBIT INDEX

Exhibit No.	Description
4.1	Amended and Restated Rights Agreement dated as of November 2, 2017, between Real Industry, Inc. and Computershare Inc.

10.1	Form of Indemnification Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REAL INDUSTRY, INC.

Date: November 7, 2017	By:	/s/ Kelly G. Howard
	Name:	Kelly G. Howard
	Title:	Executive Vice President and General Counsel